Exhibit 10.3

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, as buyer (“Buyer”),

and

PENNYMAC CORP., as seller (“Seller”),

__________

AMENDMENT NO. 1

dated as of April 17, 2018

to the

MASTER REPURCHASE AGREEMENT

dated as of August 18, 2017

For internal use only

Amendment No. 1 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 1 to Master Repurchase Agreement, dated as of April 17, 2018 (this “Amendment”), is entered into by and among Deutsche Bank AG, Cayman Islands Branch (“Buyer”) and PennyMac Corp. (“Seller”).  Any capitalized terms not defined herein shall have the meaning assigned to such term in the Master Repurchase Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain Master Repurchase Agreement, dated as of August 18, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”);

WHEREAS, the parties hereto desire to modify the Master Repurchase Agreement as described below;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.Amendment.

(a)Section 1 of the Master Repurchase Agreement is hereby amended by deleting the definitions of “Calculation Period”, “Maximum Amount” and “Payment Date” in their entirety and replacing them with the following:

“Calculation Period” shall mean, with respect to any Transaction, (a) initially, the period commencing on the related Purchase Date up to but not including the first day of the following calendar month, and (b) thereafter, the period commencing on the first day of each calendar month up to but not including the first day of the following calendar month.

“Maximum Amount” shall mean $750,000,000.

“Payment Date” shall mean, with respect to each Transaction, the fifth (5th) Business Day of each calendar month with respect to the immediately preceding Calculation Period.

Section 2.Conditions to Effectiveness of this Amendment.

(a)This Amendment shall become effective upon the execution and delivery of this Amendment by all parties hereto (the “Amendment Effective Date”).

(b)Effect of Amendment.  Except as expressly amended and modified by this Amendment, all provisions of the Master Repurchase Agreement shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein.  This Amendment shall be effective as of the Amendment Effective Date upon the satisfaction of the conditions precedent set forth in this Section 2 and shall not be effective for any period prior to the Amendment Effective Date. After this Amendment becomes effective, all references in the Master Repurchase Agreement to “this Master Repurchase Agreement,” “hereof,” “herein” or words of similar effect referring to Master Repurchase Agreement shall be deemed to be references to the Master Repurchase Agreement, as amended by this Amendment.  This Amendment shall not be

For internal use only

deemed to expressly or impliedly waive, amend or supplement any provision of the Master Repurchase Agreement other than as set forth herein.

Section 3.Expenses.  Seller hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Master Repurchase Agreement, Seller shall be responsible for the payments of the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to Buyer incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.

Section 4.Representations; Ratifications Covenants.

(a)In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents and warrants to Buyer that as of the date hereof, Seller is in compliance in all material respects with all of the terms and conditions of the Master Repurchase Agreement, as to which compliance is required as of the date hereof, and no Default or Event of Default has occurred and is continuing under the Master Repurchase Agreement.

(b)The parties hereto ratify all terms of the existing Master Repurchase Agreement other than those amended hereby, and ratify those provisions as amended hereby.

Section 5.Entire Agreement.  The Master Repurchase Agreement, as amended by this Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 6.Successors and Assigns.  This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

Section 7.Section Headings.  The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Master Repurchase Agreement or any provision hereof or thereof.

Section 8.GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

Section 9.Counterparts.  This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile or e-mail transmission (e.g. “pdf” or “tif”), each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

[signature pages follow]

For internal use only

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH,

as Buyer

By:	/s/	Genevieve Nestor
Name:		Genevieve Nestor
Title:		Managing Director

By:	/s/	Timothy P. F. Crowley
Name:		Timothy P. F. Crowley
Title:		Director

For internal use only

Amendment No. 1 to Master Repurchase Agreement

PENNYMAC CORP.,

as Seller

By:	/s/	Pamela Marsh
Name:		Pamela Marsh
Title:		Managing Director, Treasurer

For internal use only

Amendment No. 1 to Master Repurchase Agreement